EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003 on the consolidated financial statements of Firstwave Technologies, Inc. and Subsidiary (the “Company”), included in the Company’s Annual Report on Form 10K/A for the year ended December 31, 2002, and to the incorporation by reference in the Company’s Registration Statements on Form S-8 (No. 33-75374, No. 33-81102, No. 33-88304, No. 33-92574, No. 333-55939, No. 333-55971).

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
February 4, 2004